                                                                   Exhibit. 23.2

KPMG Peat Marwick
Consent of Independent Chartered Accountants



The Board of Directors
Mutual Risk Management ltd.


We consent to incorporation by reference in the registration statements (Nos. 33-44124, 33-55282, 33-77850, 33-80153, 333-02742 and 333-05008) on Form S-8 and
Form S-3 of Mutual Risk Management Ltd. of our reports dated February 21, 1995 relating to the consolidated statements of income, shareholders' equity and cash flows of Mutual Risk Management Ltd. and subsidiaries for the year ended December 31, 1994, and all related supplementary financial statements schedules, both of which are prior to their restatement for the pooling-of-interest transaction consummated by Mutual Risk Management Ltd. during 1996, which reports appear, or are incorporated by reference, in the December 31, 1996 annual report on Form 10-K of Mutual Risk Management Ltd.

As discussed in Note 2B to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Statement Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, in 1994.



Hamilton, Bermuda                                        Chartered Accountants
March 21, 1997

KPMG Peat Marwick
Independent Auditors' Report



The Board of Directors and Shareholders
Mutual Risk Management Ltd.


We have audited the consolidated statement of income, shareholders' equity and cash flows of Mutual Risk Management Ltd. and subsidiaries for the year ended December 31, 1994, prior to their restatement for the pooling-of-interests transaction consummated by Mutual Risk Management Ltd. during 1996, not presented herein. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mutual Risk Management Ltd. and subsidiaries as at December 31, 1994 and the results of their operations and their cash flows for the year ended December 31, 1994 in conformity with United States generally accepted accounting principles.

As discussed in Note 2B to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, in 1994.



Hamilton, Bermuda                                       Chartered Accountants
February 21, 1995

KPMG Peat Marwick
Independent Auditors' Report



The Board of Directors and Shareholders
Mutual Risk Management Ltd.


Under date of February 21, 1995, we reported on the consolidated balance sheets of Mutual Risk Management Ltd. and subsidiaries as of December 31, 1994, and the related consolidated statements of income, shareholders' equity and cash flows for the year ended December 31, 1994, prior to their restatement for the pooling-of-interest transaction consummated by Mutual Risk Management Ltd. during 1996, not presented herein. These consolidated financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K for the year 1996. In connection with our audits of the aforementioned consolidated financial statements, we also have audited the related supplementary financial statement schedules. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplementary financial statement schedules based on our audits.

In our opinion, such supplementary financial statements schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 2B to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Statement Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, in 1994.



Hamilton, Bermuda                                         Chartered Accountants
February 21, 1995